Exhibit 10.5.5

AGREEMENT TO PROVIDE INSURANCE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,000,000.00	08-22-2018	08-22-2019	4708862	4 / 2	***	AMH

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Grantor:	LODGING FUND REIT III OP, LP	Lender:	MIDWEST BANK
	1635 43RD ST S		Detroit Lakes Branch
	FARGO, ND 58103		613 HWY 10 E
PO BOX 703
DETROIT LAKES, MN 56501
(218) 847-4771

INSURANCE REQUIREMENTS. Grantor, LODGING FUND REIT III OP, LP (“Grantor”), understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Lender. These requirements are set forth in the security documents for the loan. The following minimum insurance coverages must be provided on the following described collateral (the “Collateral”):

Collateral:	All Inventory and Equipment.
Type: All risks, including fire, theft and liability.
Amount: Full Insurable Value.
Basis: Replacement value.
Endorsements: Lender loss payable clause with stipulation that coverage will not be cancelled or diminished without a minimum of 10 days prior written notice to Lender.
Latest Delivery Date: By the loan closing date.

INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Lender. Grantor understands that credit may not be denied solely because insurance was not purchased through Lender.

INSURANCE MAILING ADDRESS. All documents and other materials relating to insurance for this loan should be mailed, delivered or directed to the following address:

MIDWEST BANK

DETROIT LAKES

PO BOX 703

DETROIT LAKES, MN 56501

FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Lender, on the latest delivery date stated above, proof of the required insurance as provided above, with an effective date of August 22, 2018, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Lender may do so at Grantor’s expense as provided in the applicable security document. The cost of any such insurance, at the option of Lender, shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF LENDER SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO AN AMOUNT EQUAL TO THE LESSER OF 11) THE UNPAID BALANCE OF THE DEBT, EXCLUDING ANY UNEARNED FINANCE CHARGES, OR (2) THE VALUE OF THE COLLATERAL; HOWEVER, GRANTOR’S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Lender to provide to any person (including any insurance agent or company) all information Lender deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AUGUST 22, 2018.

GRANTOR:

LODGING FUND REIT III OP, LP

LODGING FUND REIT III, INC., Agent of LODGING FUND REIT III OP, LP

By:	/s/ Corey Maple
COREY MAPLE, CEO of LODGING FUND REIT III, INC

FOR LENDER USE ONLY

INSURANCE VERIFICATION

DATE:	PHONE

AGENT’S NAME:
AGENCY:
ADDRESS:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:

COMMENTS:

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